Exhibit 99.1

ARES CAPITAL CORPORATION DECLARES
SECOND QUARTER DIVIDEND OF $0.35 PER SHARE
AND ANNOUNCES MARCH 31, 2009 FINANCIAL RESULTS

SECOND QUARTER DIVIDEND DECLARED

New York, NY — May 7, 2009 — Ares Capital Corporation (NASDAQ:  ARCC) announced that its Board of Directors has declared a second quarter dividend of $0.35 per share, payable on June 30, 2009 to stockholders of record as of June 15, 2009.

MARCH 31, 2009 FINANCIAL RESULTS

Ares Capital also announced financial results for its first quarter ended March 31, 2009.

HIGHLIGHTS

Financial

(Amounts in millions, except per share data)

	Q1-09		Q1-08
	Total Amount	Per Share	Total Amount	Per Share
Core EPS(1) — Basic and Diluted	$30.2	$0.31	$26.0	$0.35
GAAP net income (loss) — Basic and Diluted	$35.0	$0.36	$9.2	$0.12
Net investment income — Basic and Diluted	$30.2	$0.31	$26.0	$0.35
Net realized gains	$24.7	$0.25	$0.2	$0.00
Net unrealized losses	$(19.9)	$(0.20)	$(17.0)	$(0.23)

•                  Total fair value of investments:

•                  March 31, 2009: $2.0 billion

•                  March 31, 2008: $1.9 billion

•                  Net assets per share:

•                  March 31, 2009: $11.20

•                  March 31, 2008: $15.17

•                  Stockholders’ equity:

•                  March 31, 2009: $1.1 billion

•                  March 31, 2008: $1.1 billion

•                  Dividends declared:

•                  First quarter 2009: $0.42

•                  First quarter 2008: $0.42

(1)     Basic and diluted Core EPS is a non-GAAP financial measure. Core EPS is the net per share increase (decrease) in stockholders’ equity resulting from operations less realized and unrealized gains and losses, any incentive management fees attributable to such realized gains and losses and any income taxes related to such realized gains. The most directly comparable GAAP financial measure is the net per share increase (decrease) in stockholders’ equity resulting from operations, which is reflected above under the heading “GAAP net income”.  Ares Capital believes that Core EPS provides useful information to investors regarding financial performance because it is one method Ares Capital uses to measure its financial condition and results of operations.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.  Reconciliation of basic and diluted Core EPS to the most directly comparable GAAP financial measure is set forth in Schedule 1 hereto.

Portfolio Activity

(Dollar amounts in millions, except average total assets for the period)

	Q1-09	Q1-08
Gross commitments made during period	$37.8	$304.1
Exits of commitments during period	$103.9	$131.9
Average total assets for the period (in billions)	$2.1	$1.9

•                  Number of portfolio company investments:

•                  March 31, 2009: 92

•                  March 31, 2008: 82

•                  Weighted average yield of debt and income producing securities at fair value(2):

•                  March 31, 2009: 12.10%

•                  March 31, 2008: 11.24%

•                  Weighted average yield of debt and income producing securities at amortized cost(3):

•                  March 31, 2009: 11.18%

•                  March 31, 2008: 10.92%

OPERATING RESULTS

For the quarter ended March 31, 2009, Ares Capital reported GAAP net income of $35.0 million or $0.36 per share (basic and diluted). Net investment income for the first quarter was $30.2 million or $0.31 per share (basic and diluted). Net realized and unrealized gains were $4.8 million or $0.05 per share (basic and diluted). Net income can vary substantially from period to period for various factors, including the recognition of realized gains and losses and unrealized appreciation and depreciation.  As a result, quarterly comparisons of net income may not be meaningful.

As of March 31, 2009, total assets were $2.0 billion, stockholders’ equity was $1.1 billion and net asset value per share was $11.20.

In the first quarter of 2009, Ares Capital made $37.8 million in new commitments across six portfolio companies (one new company and five existing portfolio companies). Four separate private equity sponsors were represented in these new transactions.  In total, as of March 31, 2009, 63 separate private equity sponsors were represented in the Ares Capital portfolio.  Also, during the quarter, we made two investments in non-sponsored transactions. Of the $37.8 million in new commitments made during the quarter, approximately 15% were made in first lien senior secured debt, 84% in senior subordinated debt and 1% in equity/other securities. Of these investments, 15% were floating rate.  During the first quarter, significant new commitments included:

•                  $25.0 million in first lien senior debt and senior subordinated debt for a for-profit post-secondary education provider in Puerto Rico

•                  $7.8 million in senior subordinated debt for a developer and manufacturer of high-visibility reflective products

The fair value of Ares Capital’s investments at March 31, 2009 was $2.0 billion.  These portfolio investments (excluding cash and cash equivalents) were comprised of approximately 53% in senior secured debt securities (32% in first lien and 21% in second lien assets), 32% in senior subordinated debt securities and 15% in equity/other securities.  As of March 31, 2009, the weighted average yield of debt and income producing securities at fair value was 12.10%(2) (11.18% at cost (3)) and 31% of the Company’s investments were in floating rate debt securities.

As of May 6, 2009, we had made $1.2 million of investments since March 31, 2009. Of these investments, substantially all were equity investments.  As of May 6, 2009, we exited $22.6 million of investments since March 31, 2009. Of these investments, 87% were senior secured debt and 13% were senior subordinated debt. The weighted average yield at amortized cost on these investments was 9.8%, and 38% of the investments were at a fixed rate.

(2) Computed as (a) annual stated interest rate or yield earned plus the net annual amortization of original issue discount and market discount earned on accruing debt included in such securities, divided by (b) total debt and income producing securities at fair value included in such securities.

(3) Computed as (a) annual stated interest rate or yield earned plus the net annual amortization of original issue discount and market discount earned on accruing debt included in such securities, divided by (b) total debt and income producing securities at amortized cost included in such securities.

President Michael Arougheti commented, “while market conditions remained challenging during the first quarter, we continued to make progress on many of our key strategic initiatives, including reporting solid earnings on relatively stable portfolio performance, executing accretive debt repurchases, increasing our weighted average investment spread and securing new capital commitments. We are pleased to have reported $0.36 in GAAP earnings per share as our net realized gains of $0.25, driven by our accretive debt repurchases, more than offset our relatively modest net unrealized depreciation for the quarter. While we experienced a moderate increase in non-accruals, our overall portfolio metrics remained stable as our weighted average rating remained unchanged at 2.9 and our overall write-down activity (including credit related) was down significantly from prior quarters. Our portfolio's weighted average investment spread continues to improve, increasing another 51 basis points sequentially and 213 basis points vs. the same period a year ago. Finally, we secured, subject to satisfaction of certain conditions, $425 million in longer term capital commitments from Wachovia/Wells Fargo, which will provide capital for new investments and to support our portfolio.”

PORTFOLIO QUALITY

Ares Capital Management LLC, our investment adviser, employs an investment rating system (Grades 1 to 4) to categorize our investments. Grade 4 is for those investments that involve the least amount of risk in the portfolio (i.e. the portfolio company is performing above expectations and the trends and risk factors are generally favorable, including a potential exit). Grade 3 is for those investments that involve a level of risk that is similar to the risk at the time of origination (i.e. the portfolio company is performing as expected and the risk factors are neutral to favorable). All new investments are initially graded 3. Grade 2 is for those investments where a portfolio company is performing below expectations and indicates that the risk has increased materially since origination. Grade 1 is for those investments that are not anticipated to be repaid in full. Our investment adviser employs half-point increments to reflect underlying trends in portfolio company operating or financial performance, as well as general outlook. As of March 31, 2009, the weighted average investment grade of the investments in Ares Capital’s portfolio was 2.9 with 5.7% of total investments at amortized cost (or 2.0% at fair value) on non-accrual status.

LIQUIDITY AND CAPITAL RESOURCES

As of March 31, 2009, Ares Capital had $48.0 million in cash and cash equivalents and $902.6 million in total debt outstanding.  Subject to leverage restrictions, the Company had approximately $251.6 million available for additional borrowings under its existing credit facilities as of March 31, 2009.

In January 2009, we partially exercised the “accordion feature” of our Revolving Credit Facility, increasing the total amount available for borrowing from $510.0 million to $525.0 million. During the quarter, we also repurchased $34.8 million in aggregate principal amount of notes, issued as a part of our on balance sheet debt securitization, for a purchase price of $8.2 million.

DIVIDEND

For the three months ended March 31, 2009, Ares Capital declared a dividend on March 2, 2009 of $0.42 per share for a total of $40.8 million.  The record date was March 16, 2009 and the dividend was distributed on March 31, 2009.

RECENT DEVELOPMENTS

On May 7, 2009, we entered into an amendment to our revolving facility with Wachovia Capital Markets, LLC (the “CP Funding Facility”), which, among other things, converted the CP Funding Facility from a revolving facility to an amortizing facility, extended the maturity from July 21, 2009 to May 7, 2012, reduced the availability from $350 million to $225 million and decreased the advance rates applicable to certain types of eligible loans.  In addition, the interest rate charged on the CP Funding Facility was increased to the commercial paper, Eurodollar or adjusted Eurodollar rate plus 3.50% and the commitment fee requirement was removed.  The Company also paid a renewal fee of 1.25% of the total facility amount, or $2.8 million. While documentation is complete on this amendment, the extended maturity on the CP Funding Facility is subject to execution of definitive documentation with respect to the revolving facility described below on or before October 19, 2009.

Also on May 7, 2009, we entered into a commitment with Wachovia Bank N.A. (“Wachovia”) to establish a new revolving facility (the “Revolving Facility”) whereby Wachovia has agreed to extend credit to us in an aggregate principal amount not exceeding $200 million at any one time outstanding.  The Revolving Facility will expire three years after the closing thereof (plus two one-year options, subject to mutual consent) and the interest charged on the Revolving Facility will be based on LIBOR plus 4.00%.  It is also anticipated that we will be required to pay a commitment fee on any unused portion of the Revolving Facility of between 0.50% and 2.50% depending on the usage level and will pay a structuring fee of 1.5% of the total facility amount, or $3.0 million. Entry into the Revolving Facility is subject to various conditions, including the negotiation and execution of definitive documentation.  No assurance can be given that both sides will execute definitive documentation, that the definitive documentation will reflect the terms described herein or in the commitment letter, or that the Revolving Facility will be entered into at all.

WEBCAST / CONFERENCE CALL

Ares Capital will host a webcast/conference call on May 7, 2009, at 11:00 a.m. (ET) to discuss its first quarter 2009 financial results.

PLEASE VISIT OUR WEBCAST LINK LOCATED ON THE HOME PAGE OF THE INVESTOR RESOURCES SECTION OF OUR WEBSITE FOR A SLIDE PRESENTATION THAT COMPLEMENTS THE EARNINGS CONFERENCE CALL.

All interested parties are invited to participate via telephone or the live webcast, which will be hosted on a webcast link located on the Home page of the Investor Resources section of our website at http://www.arescapitalcorp.com. Please visit the website to test your connection before the call. You can also access the conference call by dialing (800) 860-2442 approximately 5-10 minutes prior to the call. International callers should dial +1 (412) 858-4600.  All callers should reference “Ares Capital Corporation.” For the convenience of our stockholders, an archived replay of the call will be available through May 25, 2009 by calling (877) 344-7529.  International callers, please dial +1 (412) 317-0088.  For all replays, please reference conference passcode #429894.  An archived replay will also be available on a webcast link located on the Home page of the Investor Resources section of our website.

ABOUT ARES CAPITAL CORPORATION

Ares Capital Corporation is a specialty finance company that provides integrated debt and equity financing solutions to U.S. middle market companies. Ares Capital Corporation invests primarily in first and second lien loans and mezzanine debt, which in some cases includes an equity component. To a lesser extent, Ares Capital Corporation also makes equity investments. The Company is externally managed by Ares Capital Management LLC, an affiliate of Ares Management LLC, an SEC registered investment advisory management firm with approximately $28 billion of committed capital under management as of March 31, 2009. Ares Capital Corporation is a closed-end, non-diversified management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940.

FORWARD-LOOKING STATEMENTS

Statements included herein or on the webcast/conference call may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition.  These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties.  Actual results and condition may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission.  Ares Capital Corporation undertakes no duty to update any forward-looking statements made herein or on the webcast/conference call.

AVAILABLE INFORMATION

Ares Capital Corporation’s filings with the Securities and Exchange Commission, press releases, earnings releases and other financial information are available on its website at www.arescapitalcorp.com.

CONTACT

Carl Drake
Ares Capital Corporation
310-201-4200

ARES CAPITAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET

(dollar amounts in thousands, except per share data)

	As of
	March 31, 2009	December 31, 2008
	(unaudited)
ASSETS
Investments at fair value (amortized cost of $2,283,959 and $2,267,593, respectively)	$1,969,104	$1,972,977
Cash and cash equivalents	48,016	89,383
Receivable for open trades	289	3
Interest receivable	17,275	17,547
Other assets	10,245	11,423
Total assets	$2,044,929	$2,091,333
LIABILITIES
Debt	$902,619	$908,786
Management and incentive fees payable	40,303	32,989
Accounts payable and accrued expenses	11,905	10,006
Interest and facility fees payable	2,031	3,869
Dividend payable	—	40,804
Total liabilities	956,858	996,454
STOCKHOLDERS’ EQUITY
Common stock, par value $.001 per share, 200,000,000 common shares authorized, 97,152,820 common shares issued and outstanding	97	97
Capital in excess of par value	1,395,958	1,395,958
Accumulated undistributed net investment income	5,305	(7,637)
Accumulated undistributed net realized gain (loss) on investments, foreign currencies and extinguishment of debt	—	(124)
Net unrealized loss on investments and foreign currency transactions	(313,289)	(293,415)
Total stockholders’ equity	1,088,071	1,094,879
Total liabilities and stockholders’ equity	$2,044,929	$2,091,333
NET ASSETS PER SHARE	$11.20	$11.27

ARES CAPITAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

(dollar amounts in thousands, except per share data)

	For the three months ended
	March 31, 2009	March 31, 2008
	(unaudited)	(unaudited)
INVESTMENT INCOME:
Interest from investments	$52,344	$45,887
Capital structuring service fees	1,244	3,920
Interest from cash & cash equivalents	153	548
Dividend income	440	544
Management fees	716	197
Other income	1,119	1,111
Total investment income	56,016	52,207
EXPENSES:
Interest and credit facility fees	6,581	9,923
Base management fees	7,498	7,087
Incentive management fees	7,550	6,493
Professional fees	1,397	1,218
Insurance	334	277
Administrative	1,004	535
Depreciation	173	102
Directors fees	102	74
Other	1,146	847
Total expenses	25,785	26,556
NET INVESTMENT INCOME BEFORE INCOME TAXES	30,231	25,651
Income tax expense (benefit), including excise tax	31	(322)
NET INVESTMENT INCOME	30,200	25,973
REALIZED AND UNREALIZED NET GAINS (LOSSES) ON INVESTMENTS AND FOREIGN CURRENCY TRANSACTIONS:
Net realized gains (losses):
Investments	(1,787)	207
Foreign currency transactions	(48)	(8)
Net realized gains (losses)	(1,835)	199
Net unrealized gains (losses):
Investments	(19,889)	(17,013)
Foreign currency transactions	15	7
Net unrealized losses	(19,874)	(17,006)
Net realized and unrealized gains (losses) from investments, foreign currencies and extinguishment of debt	(21,709)	(16,807)
REALIZED GAIN ON EXTINGUISHMENT OF DEBT	26,543	—
NET INCREASE IN STOCKHOLDERS’ EQUITY RESULTING FROM OPERATIONS	$35,034	$9,166
BASIC AND DILUTED EARNINGS PER COMMON SHARE	$0.36	$0.12
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING — BASIC AND DILUTED	97,152,820	74,069,161

SCHEDULE 1

Reconciliations of basic and diluted Core EPS to basic and diluted GAAP EPS

Reconciliations of basic and diluted Core EPS to basic and diluted GAAP EPS, the most directly comparable GAAP financial measure, for the three months ended March 31, 2009 and 2008 are provided below.

	For the three months ended
	March 31, 2009	March 31, 2008
	(unaudited)	(unaudited)
Basic and Diluted Core EPS(1)	$0.31	$0.35
Realized and unrealized gains (losses), net	0.05	(0.23)
Incentive fees attributed to realized gains (losses)	—	—
Income tax expense related to realized gains	—	—
Basic and Diluted GAAP EPS	$0.36	$0.12

(1) Basic and diluted Core EPS is a non-GAAP financial measure. Core EPS is the net per share increase (decrease) in stockholders’ equity resulting from operations less realized and unrealized gains and losses, any incentive management fees attributable to such realized gains and losses and any income taxes related to such realized gains. Ares Capital believes that Core EPS provides useful information to investors regarding financial performance because it is one method Ares Capital uses to measure its financial condition and results of operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.